EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements (as amended) of Morgan Stanley of our reports dated February 8, 2006, relating to the financial statements and financial statement schedule of Morgan Stanley and management’s report on the effectiveness of internal control over financial reporting (which reports on the financial statements and financial statement schedule each express an unqualified opinion and include an explanatory paragraph relating to the adoption in 2005 of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and, in the case of the report on the financial statements, the change in classification of repurchase transactions in the consolidated statements of cash flows), appearing in this Annual Report on Form 10-K of Morgan Stanley for the fiscal year ended November 30, 2005:

Filed on Form S-3:

Registration Statement No. 33-57202

Registration Statement No. 33-60734

Registration Statement No. 33-89748

Registration Statement No. 33-92172

Registration Statement No. 333-07947

Registration Statement No. 333-27881

Registration Statement No. 333-27893

Registration Statement No. 333-27919

Registration Statement No. 333-46403

Registration Statement No. 333-46935

Registration Statement No. 333-76111

Registration Statement No. 333-75289

Registration Statement No. 333-34392

Registration Statement No. 333-47576

Registration Statement No. 333-83616

Registration Statement No. 333-106789

Registration Statement No. 333-117752

Registration Statement No. 333-129243

Registration Statement No. 333-131266

Filed on Form S-4:

Registration Statement No. 333-25003

Filed on Form S-8:

Registration Statement No. 33-63024

Registration Statement No. 33-63026

Registration Statement No. 33-78038

Registration Statement No. 33-79516

Registration Statement No. 33-82240

Registration Statement No. 33-82242

Registration Statement No. 33-82244

Registration Statement No. 333-04212

Registration Statement No. 333-25003

Registration Statement No. 333-28141

Registration Statement No. 333-28263

Registration Statement No. 333-62869

Registration Statement No. 333-78081

Registration Statement No. 333-95303

Registration Statement No. 333-85148

Registration Statement No. 333-85150

Registration Statement No. 333-108223

We consent to the incorporation by reference in the Prospectus Supplement of MS Structured TILES Series 2006-1 for the offering of Treasury Index LinkEd Securities (TILESSM) Series 2006-1 due February 15, 2034 (which Prospectus Supplement forms part of Registration Statement No. 333-101155 of MS Structured Asset Corp. on Form S-3 in relation to the TILES Series 2006-1 securities) of our three reports dated February 8, 2006, referred to above.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 8, 2006